                                                                    EXHIBIT 99.3


                          CONSENT OF PROPOSED DIRECTOR

         I hereby consent to being named in this Registration Statement on Form S-11 as a proposed director of Captec Net Lease Realty, Inc. (the "Company") and have agreed to serve as a director of the Company if elected.



September 5, 1997                             /s/ William H. Krul, II
                                              ----------------------------------
                                              William H. Krul, II